Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Emeren Group Ltd on Form S-8 FILE NO. 333-261933, 333-260373, 333-153647 and 333-175479 of our report dated May 16, 2023, with respect to our audit of the consolidated financial statements of Emeren Group Ltd as of December 31, 2022 and for the year then ended, which report is included in this Annual Report on Form 20-F of Emeren Group Ltd for the year ended December 31, 2022.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP
New York, New York
May 16, 2023